INVESTMENT SERVICES AGREEMENT


THIS AGREEMENT made and entered into as of November 27, 1995, by and between Access Capital Strategies Corp. ("Access Capital"), and Mellon Bank, N.A. ("MBNA").

WHEREAS, certain clients of Access Capital ("Clients") have placed funds under Access Capital's management for investment in one or more investment vehicles managed by Access Capital; and

WHEREAS, Access Capital desires to have the Clients' funds invested in liquid fixed-incomes securities on a temporary basis while Access Capital locates suitable long term investments for the clients; and

WHEREAS, MBNA is willing and able to assist Access Capital in investing the Clients' funds in liquid fixed-incomes securities on a temporary basis:

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

      l. MBNA will invest such funds of Access Capital's Clients as Access Capital may provide to it in MBNA's products ("Products") designated by Access Capital, subject to the following limitations:

            (a)   The investment guidelines of the Products are described in
Schedule 1, Part A. MBNA may not change the nature or operation of the Products, insofar as Access Capital's Clients' funds are invested in it, without the written approval of Access Capital.

            (b)   MBNA may use the types of investment vehicles described in
 Schedule 1, Part B, in operating the Products for Access Capital's Clients' funds. MBNA may not use other types of investment vehicles without the written approval of Access Capital.

            (c) The investment vehicles used by MBNA in the operation of the Products for Access Capital's Client's funds are subject to the credit standards and limits set out in Schedule 1, Part C.

            (d) In effecting transactions involving Access Capital's Client's funds, MBNA may use such brokers, dealers, or other agents, as it in its discretion deems advisable, subject to the limitations set out in Schedule 1, Part D.

            (e) MBNA will cause a written confirmation of each transaction involving Access Capital's Client's funds to be promptly sent to Access Capital by the broker, dealer or other agent effecting the transaction, or, in the case of deposits, by the institution maintaining the deposit.

            (f) MBNA will prepare monthly and quarterly reports for Access Capital's Clients as set out in Schedule 2.

            (g) Access Capital's Clients, and their trustees or custodians, will be responsible for determining the custody arrangements for funds invested pursuant to this Agreement.

            (h) Access Capital may change the terms of Schedules 1 and 2 upon delivery of written notice to MBNA.

            (i) MBNA, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Articles of Incorporation, By-Laws and Registration Statements of the Clients and with the instructions and directions of the Boards of Directors of the Clients and shall conform to and comply with the applicable requirements of the 1940 Act and all other applicable federal and state laws and regulations.

            (j) MBNA agrees to preserve for the periods prescribed by Rule 31a-2 of the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"), any such records as are required to be maintained by Rule 31a-1(f) of the Commission under the 1940 Act.

      2. Access Capital may, at any time, cause its Clients' funds to be invested in another manner.

      3. In exchange for the investment services rendered hereunder by MBNA, Access Capital shall pay MBNA fees in accordance with the attached Schedule 3. MBNA shall submit to Access Capital, quarterly, its invoice for fees, costs, and expenses charged and incurred as contemplated by this Agreement.

      4. In the absence of: (a) willful misfeasance, bad faith or gross negligence on the part of MBNA in the performance of its obligations and duties hereunder; (b) reckless disregard by MBNA of its obligations and duties hereunder; or (c) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), MBNA shall not be subject to any liability whatsoever to Access Capital, any Client or the shareholders of any Client, for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of any Client.

      5. The investment advisory services of MBNA hereunder are not to be deemed exclusive, and MBNA shall be free to render similar services to others.

      6. This Agreement shall be governed and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts and of the United States, and shall be binding upon and inure to the benefit of, the successors and permitted assigns of the parties hereto.

      7. This Agreement is personal to Access Capital and MBNA and neither party may assign any right or delegate any duty hereunder without the permission of the other party.

      8. This Agreement may not be amended except by an agreement in writing signed by the parties hereto.

      9. This Agreement, unless sooner terminated as provided herein, shall continue until November 27, 1997, and thereafter shall continue automatically for periods of one year so long as such continuance is specifically approved at least annually with respect to each Client: (a) by the vote of a majority of those members of the Board of Directors of each Client who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting such approval; and (b) by the Board of Director of each Client or by the vote of a majority of the outstanding voting securities of each Client. As to each Client, this Agreement may be terminated without penalty (i) by Access Capital upon 60 days' notice to MBNA, (ii) by any Client's Board of Directors or by vote of the holders of a majority of such Client's shares upon 60 days' notice to MBNA, or
 (iii) by MBNA upon 60 days' notice to MBNA and the Clients. This Agreement will also terminate automatically, as to the relevant Client, in the event of its assignment (as defined in the 1940 Act).

      10. Any notices required to be given hereunder shall be given to the parties hereto as follows:

 If to Access Capital:      Access Capital Strategies Corp.
                            Mt. Auburn Street
                            Suite 200
                            Cambridge, MA 02138
                            Attn.:  David F. Sand
                   Phone:   (617) 576-5858
                     Fax:   (617) 864-5693

If to MBNA:                 Mellon Bank, N.A.
                            One Mellon Bank Center
                            41st Floor
                            Pittsburgh, PA  15258
                            Attn.:  Paul R. McCann
                   Phone:   (412) 234-3839
                     Fax:   (415) 234-9763

(or such other addresses as shall be specified in writing by the relevant person to the other person listed above). Communications shall be mailed, faxed, hand delivered, or delivered by express courier and shall be effective on receipt (but if faxed shall subsequently be confirmed by letter).

      11. Each party authorizes the other to rely in connection with the respective rights and obligations under this Agreement upon approvals and other actions on the parties' behalf by any representative specified in writing, or by any person designated in substitution or addition by written notice to the party so replying.

WITNESS the due execution hereof the day and year first above written.

                                           ACCESS CAPITAL STRATEGIES CORP.


Date:____________________________          By:______________________________



                                           MELLON BANK, N.A.


Date:____________________________          By:_______________________________
 Investment Services Agreement
Between Access Capital Strategies Corp. and Mellon Bank, N.A.
Schedule 1

Part A:  Investment Guidelines for Mellon Bank, N.A. Products

The investment objective for assets managed by Mellon Bank, N.A. will be to replicate the approximate yield and overall risk characteristics of the Access Capital Benchmark ("Benchmark"). Mellon Bank, N.A. is not required to outperform the Benchmark . The Benchmark is comprised of the following indices:

Merrill Lynch Index                                   % of Benchmark

Federal Home Loan Mortgage Corp. PC All Maturities            50%
Federal Agency All Maturities Master                          30%
Investment Grade Corporate Master                             20%

The investment services provided by Mellon Bank, N.A. will also be subject to the provisions of the Investment Company Act of 1940, including the regulations governing the activities of Business Development Companies and Registered Investment Companies. Mellon Bank, N.A. will not purchase derivative securities (as defined by the Comptroller of the Currency) or illiquid securities.

Part B:  Investment Instruments

Mellon Bank, N.A. will be permitted to invest in U.S. Government securities, agency securities (including Mortgage Backed Securities), and corporate issues. All securities should be U.S. $-pay fixed-income instruments.

Part C:  Credit Standards of Investment Instruments

The investment instruments used by Mellon Bank, N.A. will be rated as investment grade quality at the time of purchase.

Part D: Limitations on Brokers, Dealers, or other Agents used by Mellon Bank, N.A. when executing the terms of the Investment Services Agreement

Mellon Bank, N.A. may use various brokers, dealers, and other agents at its own discretion, and no additional limits or restrictions will be placed on their selection of these service providers for the execution of the Investment Services Agreement. Investment Services Agreement
Between Access Capital Strategies Corp. and Mellon Bank, N.A.
Schedule 2

The periodic reports provided by Mellon Bank, N.A. will be those it routinely provides to its clients investing in a similar fashion. Investment Services Agreement
Between Access Capital Strategies Corp. and Mellon Bank, N.A.
Schedule 3




Mellon Bank will assist Access Capital Strategies Corp. in investing the funds of Access Capital's clients in accordance with the terms of the accompanying Investment Services Agreement, as that agreement may be amended from time to time. As consideration for such services, Access Capital will pay Mellon Bank fees in accordance with the following schedule:

            .0010 of 1% on the first $25,000,000
            .0008 of 1% thereafter.

Fees will be payable monthly as an intrabank charge and will be calculated on the basis of the market value of the managed assets as of the last business day of the prior month.



                                   Mellon Bank, N.A.


 Date: ________________            By:___________________
                                      Paul McCann
                                      Senior Vice President



                                   Access Capital Strategies Corp.


 Date: ________________            By:___________________
                                      David Sand
                                      CEO & CIO